UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2003

WorldCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-11258	58-1521612
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia      20147

                                      (Address of Principal Executive Offices)                          (Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated June 17, 2003

Item 9. Regulation FD Disclosure.

On June 17, 2003, WorldCom, Inc. (“WorldCom” or the “Company”) and certain of its direct and indirect U.S. subsidiaries filed their monthly operating report for the month of April 2003 (the “Operating Report”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Copies of the Operating Report may be obtained from the Bankruptcy Court’s website located at http://www.nysb.uscourts.gov and from the Company’s Restructuring Information Desk at http://www.mci.com.

A copy of the press release announcing the filing of the Operating Report is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

The Operating Report contains financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Operating Report is in a format prescribed by the Bankruptcy Code and should not be used for investment purposes. The Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Exchange Act, and that information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Operating Report should not be viewed as indicative of future results.

As described in the Operating Report, the Company previously announced restatements of earnings affecting 1999, 2000, 2001, and first quarter 2002. In June 2002, Arthur Andersen LLP (“Andersen”), the Company’s previous external auditors, advised the Company that Andersen’s audit report on the Company’s financial statements for 2001 and Andersen’s review of the Company’s financial statements for first quarter 2002 could not be relied upon. The Company’s new external auditors, KPMG LLP (“KPMG”), are undertaking a comprehensive audit of the Company’s financial statements for 2000, 2001, and 2002.

On August 8, 2002, WorldCom announced that its ongoing internal review of its financial statements discovered an additional $3.8 billion in improperly reported pre-tax earnings for 1999, 2000, 2001, and the first quarter of 2002. On November 5, 2002, the Company announced that it expected a further restatement of earnings in addition to amounts previously announced and that the overall amount of the restatements could total in excess of $9 billion.

On March 13, 2003, WorldCom announced it had completed a preliminary review of its goodwill and other intangible assets and property and equipment (PP&E) accounts. As announced at that time, this review has resulted in the write-off of all existing goodwill and a substantial write-down of the carrying value of PP&E and other intangible assets following an impairment analysis and other adjustments in accordance with GAAP. Specifics include:

The value of goodwill reflected on the Company’s last reported balance sheet, $45 billion, is impaired and has been written off completely; and the value of PP&E and other intangible assets reflected on the Company’s last reported balance sheet, $39.2 billion and $5.6 billion, respectively, is impaired and has been adjusted to a value of approximately $10 billion as of December 31, 2002.

A Special Committee of the Company’s Board of Directors conducted an independent investigation of these matters, with the law firm of Wilmer, Cutler & Pickering as special counsel and PricewaterhouseCoopers LLP as their financial advisors. The Company’s accounting practices also are under investigation by the U.S. Attorney’s Office for the Southern District of New York and by the Examiner appointed by the Bankruptcy Court, Richard Thornburgh, former Attorney General of the United States. On November 26, 2002, the Company consented to the entry of a permanent injunction that partially resolved the claims brought in a civil lawsuit by the SEC regarding the

Company’s past public financial reports. The injunction imposes certain ongoing obligations on the Company and permits the SEC to seek a civil penalty.

On May 19, 2003, WorldCom announced a proposed settlement with the SEC regarding a civil penalty. Pursuant to the proposed settlement, WorldCom is liable for a civil penalty of $1.51 billion, to be satisfied by payment of $500 million upon the effective date of WorldCom’s emergence from Chapter 11 protection. The proposed settlement must be approved by both the U.S. District Court for the Southern District of New York and the Bankruptcy Court. The proposed settlement provides that the funds paid by WorldCom in satisfaction of the SEC’s judgment will be distributed pursuant to the Fair Funds provisions of the Sarbanes-Oxley Act of 2002. The SEC has proposed a plan for distribution of the funds, which is subject to court approval. On May 19, 2003, the District Court entered an order which, among other things, established a procedure inviting interested parties to submit comments on the proposed settlement on or before June 6, 2003. On June 11, 2003, the District Court held a status conference with the parties and deferred a decision on the approval of the proposed settlement. The District Court stated that additional proceedings regarding approval of the proposed settlement would be scheduled in the near future. WorldCom also consented to the entry of two orders dealing with internal controls and corporate governance issues that modified certain of the ongoing obligations imposed in the permanent injunction entered on November 26, 2002.

The Company has terminated or accepted the resignations of various financial and accounting personnel, including its then chief financial officer and corporate controller, and is continuing the process of investigating and restating its financial results for the years 2000-2002. Earlier years also are impacted. Investors and creditors should be aware that additional amounts of improperly reported pre-tax earnings may be discovered and announced. Until the Company has completed its final review and KPMG is able to complete an audit of 2000, 2001, and 2002, the total impact on previously reported financial statements cannot be known. The Company intends to announce any changes to previously reported financial statements once its review is complete.

In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

Cautionary Statement Regarding Forward-Looking Statements

This Report and the Operating Report may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Company’s bankruptcy proceedings and matters arising out of pending class action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatements of its financial results. Other factors that may cause actual results to differ materially from management’s expectations include, but are not limited to, economic uncertainty; the effects of vigorous competition, including price competition; the impact of technological change on our business, alternative technologies and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the Company’s filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDCOM, INC. (Registrant) By: /s/ Robert T. Blakely Name: Robert T. Blakely Title: Chief Financial Officer

Dated: June 17, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 17, 2003